SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 24, 2014
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
__________________

Item 2.02. Results of Operations and Financial Condition

On April 24, 2014, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2014. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 First Quarter 2014 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: ___/s/ Terrance J. Lillis
Name:    Terrance J. Lillis

Title:	Executive Vice President and Chief Financial Officer

Date:    April 24, 2014

EXHIBIT 99

Release:	On receipt, April 24, 2014
Media contact:	Erica Jensen, 515-362-0049, jensen.erica@principal.com
Investor contact:	John Egan, 515-235-9500, egan.john@principal.com

Principal Financial Group, Inc. Announces First Quarter Results;
Company Also Announces Common Stock Dividend Increase and
New Authorization of Share Repurchase Program

Company Highlights
• 1Q 2014 Operating earnings[1] of $317.1 million, $1.06 per diluted share;
• 1Q 2014 Net income available to common stockholders of $293.7 million, $0.95 per diluted share;
• Record assets under management (AUM) of $495.5 billion;
• Return on equity[2] of 13.0 percent;
• Company declares second quarter 2014 dividend of $0.32 per share of common stock, a 14 percent increase over the first quarter 2014 dividend;
• Board authorized repurchase of up to $200 million of company’s outstanding common stock.
(Des Moines, Iowa) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for first quarter 2014.

•
Operating earnings increased 36 percent to $317.1 million for first quarter 2014, compared to $233.3 million for first quarter 2013. Operating earnings per diluted share (EPS) increased 34 percent to $1.06 for first quarter 2014, compared to $0.79 for first quarter 2013.

•
Net income available to common stockholders for first quarter 2014 increased 65 percent to $293.7 million, or $0.95 per diluted share, compared to $178.3 million, or $0.61 per diluted share for first quarter 2013.

•	Operating revenues for first quarter 2014 were $2,499.3 million, an increase of 12 percent, compared to $2,238.3 million for first quarter 2013.

•
Quarterly dividend of $0.32 per share of common stock for second quarter 2014 authorized by its Board of Directors, a 14 percent increase over first quarter 2014. The dividend will be payable on June 27, 2014, to shareholders of record as of June 9, 2014.

“First quarter 2014 continued the strong business momentum from 2013, with record quarterly operating earnings, record assets under management and a 13 percent return on equity, which was a 90 basis point increase over year-end 2013,” says Larry D. Zimpleman, chairman, president and chief executive officer. “We continue to benefit from the diversification of our business model as well as the successful execution of our investment management strategy, allowing us to meet the growing global need for financial security.”
Added Terry Lillis, executive vice president and chief financial officer, “Our capital deployment strategy continues to be a clear differentiator and a priority as we further increase shareholder value. Today we’re announcing a $0.32 common stock dividend payable in the second quarter, which is a 14 percent increase over the first quarter dividend. In addition, we bought back more than $72 million of shares in first quarter, reduced our debt leverage and continue to be in a strong financial position to consider further strategic acquisition opportunities. Our fee-based business model and financial flexibility are the key ingredients for continued success going forward.”
____________________________________
1 Use of non-GAAP financial measures is discussed in this release after segment results. Operating Earnings is after tax.
2 Return on equity is excluding AOCI (Accumulated Other Comprehensive Income.)

Other Highlights
Business

•
Retirement and Investor Services Accumulation sales were $7.8 billion in the first quarter. Highlights include $2.7 billion for Full Service Accumulation, $4.5 billion for Principal Funds and $0.6 billion for Individual Annuities. Full Service Accumulation recurring deposits were up 10 percent on a trailing twelve month basis.

•
Principal Funds received a Lipper Fund Award for the Principal Global Real Estate Fund. This fund was named the best global real estate fund, out of 81 funds, over the five-year period for its consistently strong risk-adjusted performance.

•	Principal Global Investors had record AUM of $297.9 billion, including net cash flows of $1.1 billion.

•
Principal International reported net cash flows of $2.0 billion and record AUM of $109.1 billion (excluding $14.1 billion of AUM in our asset management joint venture in China, which is not reported in AUM), a 2 percent increase over the year ago quarter despite a strengthening U.S. dollar.

•	Specialty Benefits premium and fees increased 5 percent over the year ago quarter and claims in the first quarter continue to be in line with our expectations.

•	Record total company AUM of $495.5 billion, up 9 percent over the year ago quarter.

•	Total company net cash flows for first quarter 2014 were $4.8 billion.

•	Total company return on equity (ROE) excluding AOCI was 13.0 percent, a 320 basis point increase over 9.8 percent in first quarter 2013.

•	Current quarter results benefited from strong prepayments and variable investment income.

Capital

•	Strong capital position with a 2014 capital deployment target of $500 -$700 million.

•	Paid a first quarter common stock dividend of $0.28 per share on March 28, 2014, an 8 percent increase over fourth quarter 2013, and announced a second quarter 2014 dividend of $0.32 per share.

•	Repurchased 1.6 million shares of common stock in the first quarter at an average price of $45.48.

•	Board authorized repurchase of up to $200 million of company’s outstanding common stock.

•	Book value per share, excluding AOCI was $30.81, up 6 percent over first quarter 2013.

Net Income

•	Net income available to common stockholders of $293.7 million for first quarter 2014, up 65 percent compared to first quarter 2013 reflecting:

•	Total company operating earnings increased 36 percent compared to first quarter 2013;

•	Net realized capital losses improved 59 percent to $22.9 million over first quarter 2013, which includes:

◦
$11.5 million of credit related net losses, related to sales and permanent impairments of fixed maturity securities, a 39 percent improvement compared to first quarter 2013. This includes $20.7 million of losses on commercial mortgage backed securities; and

◦	Losses on derivatives and related activities used for hedging financial risks.

Segment Results
Retirement and Investor Services - Accumulation3

(in millions except percentages or otherwise noted)	Quarter			Trailing Twelve Months
	1Q14	1Q13	% Change	1Q14	1Q13	% Change
Operating Earnings	$184.5	$141.8	30%

Net Revenue	$628.4	$559.9	12%	$2,404.6	$2,110.5	14%
Pretax Return on Net Revenue	34.0%	31.0%		32.5%	29.5%*
*Pretax Return on Net Revenue for the trailing twelve months as of the first quarter 2013 was 30.6 percent after adjusting for the third quarter 2012 actuarial assumption review.

•
Operating Earnings increased $42.7 million primarily due to an increase in net revenue and continued expense discipline, resulting in improved pretax margins. Full Service Accumulation benefited $15.0 million in first quarter 2014 and $8.4 million in first quarter 2013, predominately due to a true up on a prior-year

____________________________________
3 RIS Accumulation: includes Full Service Accumulation, Principal Funds, Individual Annuities and Bank and Trust Services.

dividend accrual. In addition, Principal Funds benefited $2.5 million from a legal settlement in first quarter 2013.

•	Net Revenue increased $68.5 million, primarily due to an increase in account values driven by positive net cash flows and strong equity markets.

Retirement and Investor Services - Guaranteed4

(in millions except percentages or otherwise noted)	Quarter			Trailing Twelve Months
	1Q14	1Q13	% Change	1Q14	1Q13	% Change
Operating Earnings	$32.0	$28.2	13%

Net Revenue	$54.4	$48.7	12%	$189.9	$162.6	17%
Pretax Return on Net Revenue	85.3%	83.2%		81.4%	79.4%

•	Operating Earnings increased $3.8 million primarily due to a $6.0 million benefit from higher than expected variable investment income.

•	Net Revenue increased $5.7 million primarily due to higher variable investment income.

Principal Global Investors

(in millions except percentages or otherwise noted)	Quarter			Trailing Twelve Months
	1Q14	1Q13	% Change	1Q14	1Q13	% Change
Operating Earnings	$26.9	$20.3	33%

Operating Revenue	$171.1	$153.7	11%	$736.6	$606.8	21%
Pretax Margin	26.4%	22.4%		25.2%	23.4%

Total PGI Assets Under Management (billions)	$297.9	$273.0	9%
Unaffiliated Assets Under Management (billions)	$111.8	$102.7	9%

•	Operating Earnings increased $6.6 million primarily due to strong revenue growth and improved margins.

•	Operating Revenue increased $17.4 million in first quarter 2014 as a result of higher management fees due to growth in AUM and higher borrower and transaction fees.

Principal International

(in millions except percentages or otherwise noted)	Quarter			Trailing Twelve Months
	1Q14	1Q13	% Change	1Q14	1Q13	% Change
Operating Earnings	$63.3	$44.6	42%

Combined[5] Net Revenue	$358.4	$319.0	12%	$1,397.6	$1,156.1	21%
Combined Pretax Return on Net Revenue	50.7%	57.2%		52.0%	55.6%

Assets Under Management (billions)	$109.1	$107.4	2%

•
Operating Earnings increased $18.7 million. Results benefited from the Cuprum acquisition but were negatively impacted by the strengthening of the U.S. dollar. Results from the prior year quarter were negatively impacted by $2.2 million due to tax on repatriated earnings from Hong Kong. On a local currency basis, normalized[6] first quarter 2014 operating earnings grew 14 percent compared to the prior year quarter.

•	Combined Net Revenue increased $39.4 million due to the acquisition of Cuprum and the growth in AUM from positive net cash flows.

____________________________________
4 RIS Guaranteed: includes Investment Only and Full Service Payout.
5 Combined basis: all Principal International companies (including joint ventures) at 100%.
6 Adjusted for two months of earnings from Cuprum in the prior-year quarter.

Individual Life

(in millions except percentages or otherwise noted)	Quarter			Trailing Twelve Months
	1Q14	1Q13	% Change	1Q14	1Q13	% Change
Operating Earnings	$17.3	$14.9	16%

Premium and Fees	$234.6	$239.0	(2)%	$902.7	$922.4	(2)%
Pretax Operating Margin	9.3%	8.3%		14.5%	4.1%*
*Pretax Operating Margin for the trailing twelve months as of first quarter 2013 was 14.8 percent after adjusting for the third quarter 2012 actuarial assumption review.

•	Operating Earnings increased $2.4 million. Results were negatively impacted by $4.0 million in first quarter 2014 and $6.0 million in first quarter 2013, both due to adverse mortality.

•	Premium and Fees decreased $4.4 million due to lower sales in the current quarter.

Specialty Benefits

(in millions except percentages or otherwise noted)	Quarter			Trailing Twelve Months
	1Q14	1Q13	% Change	1Q14	1Q13	% Change
Operating Earnings	$26.1	$20.8	25%

Premium and Fees	$385.1	$366.7	5%	$1,511.1	$1,456.6	4%
Pretax Operating Margin	10.6%	8.7%		11.3%	9.6%*

Incurred Loss Ratio	67.7%	67.1%		66.0%	67.9%
*Pretax Operating Margin for the trailing twelve months as of first quarter 2013 was 9.8 percent after adjusting for the third quarter 2012 actuarial assumption review.

•	Operating Earnings increased $5.3 million due to lower expenses, higher investment income and growth in the business.

•	Premium and Fees increased $18.4 million reflecting growth in the business and stable employment and salary trends.

•	Incurred Loss Ratio continued to perform well and was in our targeted range.

Corporate

(in millions except percentages or otherwise noted)	Quarter
	1Q14	1Q13	% Change
Operating Losses	($33.0)	($37.3)	12%

•	Operating Losses improved $4.3 million. Results are in-line with outlook expectations.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized gains and losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended Dec. 31, 2013, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; conditions in the global capital markets and the economy generally; continued volatility or declines in the equity, bond or real estate markets; changes in interest rates or credit spreads; the company’s investment portfolio is subject to several risks that may diminish the value of its invested assets and the investment returns credited to customers; the company’s valuation of securities may include methodologies, estimations and assumptions that are subject to differing interpretations; the determination of the amount of allowances and impairments taken on the company’s investments requires estimations and assumptions that are subject to differing interpretations; gross unrealized losses may be realized or result in future impairments; competition from companies that may have greater financial resources, broader arrays of products, higher ratings and stronger financial performance; a downgrade in the company’s financial strength or credit ratings; inability to attract and retain sales representatives and develop new distribution sources; international business risks; the company’s actual experience could differ significantly from its pricing and reserving assumptions; the company’s ability to pay stockholder dividends and meet its obligations may be constrained by the limitations on dividends or distributions Iowa insurance laws impose on Principal Life; the pattern of amortizing the company’s DAC and other actuarial balances on its universal life-type insurance contracts, participating life insurance policies and certain investment contracts may change; the company may need to fund deficiencies in its “Closed Block” assets that support participating ordinary life insurance policies that had a dividend scale in force at the time of Principal Life’s 1998 conversion into a stock life insurance company; the company’s reinsurers could default on their obligations or increase their rates; risks arising from acquisitions of businesses; changes in laws, regulations or accounting standards; a computer system failure or security breach could disrupt the company’s business and damage its reputation; results of litigation and regulatory investigations; from time to time the company may become subject to tax audits, tax litigation or similar proceedings, and as a result it may owe additional taxes, interest and penalties in amounts that may be material; fluctuations in foreign currency exchange rates; and applicable laws and the company’s certificate of incorporation and by-laws may discourage takeovers and business combinations that some stockholders might consider in their best interests.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.
Earnings Conference Call
On Friday, April 25, 2014 at 10:00 a.m. (ET), Chairman, President and Chief Executive Officer Larry Zimpleman and Executive Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:

•	Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.

•	Via telephone by dialing 866-427-0175 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 18044564.

•
Replay of the earnings call via telephone is available by dialing 855-859-2056 (U.S. and Canadian callers) or 404-537-3406 (International callers). The access code is 18044564. This replay will be available approximately two hours after the completion of the live earnings call through the end of day May 9, 2014.

•	Replay of the earnings call via webcast as well as a transcript of the call will be available after the call at: www.principal.com/investor.

The company's financial supplement for first quarter 2014 is currently available at www.principal.com/investor, and may be referred to during the call. Slides related to the call will be available at www.principal.com/investor approximately one-half hour prior to call start time.

About the Principal Financial Group
The Principal Financial Group®(The Principal ®)7 is a global investment management leader offering retirement services, insurance solutions and asset management. The Principal offers businesses, individuals and institutional clients a wide range of financial products and services, including retirement, asset management and insurance through its diverse family of financial services companies. Founded in 1879 and a member of the FORTUNE 500®, the Principal Financial Group has $495.5 billion in assets under management8 and serves some 19.2 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

###

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7 “The Principal Financial Group” and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
8 As of March 31, 2014.

Summary of Segment and Principal Financial Group, Inc. Results

Segment
	Operating Earnings (Loss)* in millions
	Three Months Ended,
	3/31/14	3/31/13
Retirement and Investor Services	$216.5	$170.0
Principal Global Investors	26.9	20.3
Principal International	63.3	44.6
U.S. Insurance Solutions	43.4	35.7
Corporate	(33.0)	(37.3)
Operating Earnings	$317.1	$233.3
Net realized capital losses, as adjusted	(22.9)	(56.4)
Other after-tax adjustments	(0.5)	1.4
Net income available to common stockholders	$293.7	$178.3

	Per Diluted Share
	Three Months Ended,
	3/31/14	3/31/13
Operating Earnings	$1.06	$0.79
Net realized capital losses, as adjusted	(0.08)	(0.18)
Adjustment for redeemable noncontrolling interest	(0.03)	0.00
Net income	$0.95	$0.61
Weighted-average diluted common shares outstanding	299.5	297.1

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Principal Financial Group, Inc. Results of Operations (in millions)
	Three Months Ended,
	3/31/14	3/31/13
Premiums and other considerations	$803.5	$691.7
Fees and other revenues	829.6	733.6
Net investment income	866.2	813.0
Total operating revenues	2,499.3	2,238.3

Benefits, claims and settlement expenses	1,223.5	1,099.4
Dividends to policyholders	45.7	48.3
Commissions	190.7	179.6
Capitalization of DAC	(95.9)	(124.2)
Amortization of DAC	67.1	57.2
Depreciation and amortization	28.9	22.3
Interest expense on corporate debt	35.0	36.0
Compensation and other	593.6	615.3
Total expenses	2,088.6	1,933.9

Operating earnings before tax, noncontrolling interest and preferred stock dividends	410.7	304.4
Less:
Income tax	63.2	59.4
Operating earnings attributable to noncontrolling interest	22.2	3.5
Preferred stock dividends	8.2	8.2
Operating earnings	$317.1	$233.3

Net realized capital losses, as adjusted	(22.9)	(56.4)
Other after-tax adjustments	(0.5)	1.4
Net income available to common stockholders	$293.7	$178.3

Selected Balance Sheet Statistics

	Period Ended,
	3/31/14	12/31/13	3/31/13
Total assets (in billions)	$211.2	$208.2	$200.8
Total common equity (in millions)	$9,445.9	$9,142.2	$9,181.6
Total common equity excluding accumulated other comprehensive income (in millions)	$9,084.1	$8,959.0	$8,560.6
End of period common shares outstanding (in millions)	294.8	295.2	293.3
Book value per common share	$32.04	$30.97	$31.30
Book value per common share excluding accumulated other comprehensive income	$30.81	$30.35	$ 29.19

Principal Financial Group, Inc. Reconciliation of Non-GAAP Financial Measures to U.S. GAAP (in millions, except as indicated)

	Three Months Ended,
	3/31/14	3/31/13
Diluted Earnings Per Common Share:
Operating earnings	$1.06	$0.79
Net realized capital losses	(0.08)	(0.18)
Adjustment for redeemable noncontrolling interest	(0.03)	-
Net income	$0.95	$0.61

Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:
Book value per common share excluding accumulated other comprehensive income	$30.81	$29.19
Net unrealized capital gains	3.12	3.91
Foreign currency translation	(1.37)	(0.18)
Net unrecognized postretirement benefit obligations	(0.52)	(1.62)
Book value per common share including accumulated other comprehensive income	$32.04	$31.30

Operating Revenues:
Retirement and Investor Services	$1,261.2	$1,102.3
Principal Global Investors	171.1	153.7
Principal International	300.4	247.5
U.S. Insurance Solutions	804.4	778.0
Corporate	(37.8)	(43.2)
Total operating revenues	2,499.3	2,238.3
Net realized capital losses and related adjustments	(21.1)	(75.2)
Exited group medical insurance business	0.4	3.6
Total GAAP revenues	$2,478.6	$2,166.7

Operating Earnings:
Retirement and Investor Services	$216.5	$170.0
Principal Global Investors	26.9	20.3
Principal International	63.3	44.6
U.S. Insurance Solutions	43.4	35.7
Corporate	(33.0)	(37.3)
Total operating earnings	317.1	233.3
Net realized capital losses	(22.9)	(56.4)
Other after-tax adjustments	(0.5)	1.4
Net income available to common stockholders	$293.7	$178.3

Net Realized Capital Gains (Losses):
Net realized capital losses, as adjusted	$(22.9)	$(56.4)
Certain derivative and hedging-related adjustments	21.8	24.1
Amortization of DAC and sale inducement costs	9.7	(3.1)
Certain market value adjustments of embedded derivatives	(0.4)	(0.1)
Capital gains distributed	3.1	6.1
Tax impacts	(10.6)	(21.7)
Recognition of front-end fee revenues	(0.1)	0.2
GAAP net realized capital gains (losses)	$0.6	$(50.9)

Other After-Tax Adjustments:
Earnings (losses) associated with exited group medical insurance business	$(0.5)	$1.4
Total other after-tax adjustments	$(0.5)	$1.4

Principal Financial Group, Inc. Principal International Net Revenue Reconciliation (in millions)
	Three Months Ended,
	3/31/14	3/31/13
Total combined net revenue	$358.4	$319.0
Add:
Principal International's share of unconsolidated joint ventures' net income	21.1	23.8
Less:
Unconsolidated joint ventures' net revenue at 100%	222.3	223.4
Other adjustments	1.3	0.5
Net revenue*	$155.9	$118.9

* Net revenue is defined as total operating revenues less benefits, claims and settlement expenses and dividends to policyholders.